Exhibit 4.1
STOCK CERTIFICATE INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE No. Shares ACADIA HEALTHCARE COMPANY, INC. Common Stock, par value $0.01 per share SEE REVERSE OF THIS CERTIFICATE FOR RESTRICTIVE LEGENDS Acadia Healthcare Company, Inc. (hereinafter called the “company”), transferable on the books of the company in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. this certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the certificate of incorporation, as amended, and the by-laws, as amended, of the company and the Stockholders Agreement, dated as of _______, 2011, by and among the Company and certain of its stockholders (copies of which are on file with the company and with the transfer agent), to all of which each holder, by acceptance hereof, assents. this certificate is not valid unless countersigned and registered by the transfer agent and registrar. Day Month Year , Secretary , President

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A STOCKHOLDERS AGREEMENT, DATED AS OF                     , 2011, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF ITS STOCKHOLDERS (THE “STOCKHOLDERS AGREEMENT”). A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.